Radient Pharma Contact: Kristine Szarkowitz Director-Investor Relations
FOR IMMEDIATE RELEASE	kszarkowitz@radient-pharma.com
(Tel :) 206.310.5323

RADIENT PHARMACEUTICALS RESCHEDULES 2010 ANNUAL
SHAREHOLDERS MEETING

(TUSTIN, CA) September 7, 2010/Marketwire – Radient Pharmaceuticals Corporation (RPC) (NYSE AMEX: RPC - News) announced today, it will reschedule its annual shareholders’ meeting originally scheduled on August 31, 2010.

As noted in its Form 8-K filed today, due to the continuing Securities and Exchange Commission (“SEC”) review of RPC’s proxy statement and periodic reports that RPC is required to submit to its shareholders with the proxy statement, RPC was unable to file and mail its definitive proxy statement so as to give shareholders proper notice of the August 31, 2010 meeting date.  RPC filed its response to the SEC’s most recent comment letter on August 31, 2010 and continues to work diligently with its outside securities counsel and independent auditors, as well as communicating with the SEC reviewers handling these filings, to re-schedule the meeting as soon as possible.  There is no assurance that the SEC will clear RPC’s filings after reviewing the response and the SEC is entitled to issue additional comments if it deems them necessary.  RPC will continue to respond to any additional comments as quickly as possible and will continue to do whatever we can to clear the comments as soon as possible. Due to the ongoing comment period with the SEC, RPC management determined it was prudent to wait until the Company is closer to clearing the comments before setting a new meeting date.  Once a date has been determined RPC will issue a press release announcing meeting details.

As a result of the Shareholders’ meeting delay, RPC is not in compliance with certain terms contained in the notes issued in the financing it completed in March and April 2010.  RPC is currently negotiating with such note holders to remediate this issue.  Additional details can be found in the Current Report on Form 8K that RPC filed earlier today. For additional information on Radient Pharmaceuticals, ADI and its portfolio of products visit the Company’s corporate website at www.Radient-Pharma.com. For Investor Relations information contact Kristine Szarkowitz at IR@Radient-Pharma.com or 1.206.310.5323.

About Radient Pharmaceuticals:
Headquartered in Tustin, California, Radient Pharmaceuticals is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its Onko-Sure® In Vitro Diagnostic cancer test.  The company’s focus is on the discovery, development and commercialization of unique high-value diagnostic tests that help physicians answer important clinical questions related to early disease detection; treatment strategy; and the monitoring of disease progression, prognosis, and diagnosis to ultimately improve patient outcomes. Radient Pharmaceutical’s current Onko-Sure® cancer test is used to guide decisions regarding patient treatment, which may include decisions to refer patients to specialists, perform additional testing, or assist in the selection of therapy. To learn more about our company, people and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

###